UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN

CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	22-3059110
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10250 Constellation Boulevard, Suite 3400, Los Angeles, California	90067
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-182790

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are $750,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “Notes”).  The description of the general terms and provisions of the Notes set forth in the Prospectus dated July 20, 2012 and the Prospectus Supplement thereto dated August 16, 2012, which was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), and the Pricing Supplement dated August 16, 2012, which was filed pursuant to Rule 433 under the Act, are incorporated herein by reference. The Prospectus, Prospectus Supplement and Pricing Supplement were each filed with the Securities and Exchange Commission in connection with the Registrant’s Registration Statement (File No. 333-182790).

Item 2.  Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description of Document

4.1

Indenture, dated as of August 1, 2006, between the Registrant and Deutsche Bank Trust Company Americas, as trustee (filed as Exhibit 4.1 to the Registrant’s Registration Statement No. 333-136681 and incorporated herein by reference).

4.2

Sixth Supplemental Indenture, dated as of August 21, 2012, to the Indenture, dated as of August 1, 2006, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to Form 8-K filed on August 21, 2012 and incorporated herein by reference).

4.3	Officers’ Certificate, dated as of August 21, 2012, establishing the terms of the Notes (filed as an exhibit to Form 8-K filed on August 21, 2012 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

	By:	/s/ Elias Habayeb
Elias Habayeb
Senior Vice President and
Chief Financial Officer

Dated: September 16, 2013